UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010 (December 15, 2010)

AmREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-53841	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas  77046

(Address of principal executive offices)   (Zip Code)

(713) 850-1400

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

                On December 15, 2010, AmREIT, Inc. (the “Company”), through certain of its wholly owned subsidiaries, executed a First Modification of Note, Deeds of Trust and Other Loan Agreements (the “Modification Agreement”) that amends certain terms of the Company’s $25 million secured revolving credit facility (the “Credit Facility”) with Amegy Mortgage Capital (the “Lender”).

                The Modification Agreement extends the maturity date of the Credit Facility from December 22, 2010 to June 30, 2013.  In addition, the variable interest rate floor is reduced by 0.25% to 4.75%, or 5.75% if certain deposit qualifications are not met. The Company paid the Lender an extension fee of $93,750 as consideration for the modifications to the Credit Facility.

                The foregoing description of the Modification Agreement is qualified in its entirety by the full terms and conditions of the Modification Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	10.1	First Modification of Note, Deeds of Trust and Other Loan Agreements with Amegy Mortgage Capital, dated December 15, 2010

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 21, 2010	AmREIT, Inc.

	By:	/s/ Chad C. Braun
Chad C. Braun Chief Financial Officer